                                                                EXHIBIT 4.3



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.
                 THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                CUSIP 144269 AA5


                       W.R. CARPENTER NORTH AMERICA, INC.

No. 0001                                                        $105,000,000.00



                   10 5/8% SENIOR SUBORDINATED NOTE DUE 2007


                 W.R. CARPENTER NORTH AMERICA, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $105,000,000.00
                                        dollars on June 15, 2007.

                 Interest Payment Dates: June 15 and December 15

                 Record Dates: June 1 and December 1

                 Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        W.R. CARPENTER NORTH AMERICA, INC.


                                        By:____________________________________





                                        By:____________________________________
                                                         [SEAL]


Dated:  _____________________

Certificate of Authentication


                 This is one of the 10 5/8% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                                        U.S. TRUST COMPANY OF
                                          CALIFORNIA, N.A.,
                                          as Trustee


                                        By:____________________________________
                                           Authorized Signatory

                               [REVERSE OF NOTE]

                       W.R. CARPENTER NORTH AMERICA, INC.

                   10 5/8% SENIOR SUBORDINATED NOTE DUE 2007


                 1. Interest. W.R. CARPENTER NORTH AMERICA, INC., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 10, 1997 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15 commencing December 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 10 5/8% per annum.

                 2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

                 3. Paying Agent and Registrar. Initially, U.S. TRUST COMPANY OF CALIFORNIA, N.A. (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

                 4. Indenture. The Company issued the Notes under an Indenture dated as of June 10, 1997 (the "Indenture") among the Company, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended from time to





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
time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Company limited in aggregate principal amount to $150.0 million.

          5. Optional Redemption. The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after June 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on June 15 of each year listed below:

          Year                                           Redemption Price
          ----                                           ----------------
          2002  . . . . . . . . . . . . . . . . . . . . .    105.313%
          2003  . . . . . . . . . . . . . . . . . . . . .    103.542%
          2004  . . . . . . . . . . . . . . . . . . . . .    101.771%
          2005 and thereafter   . . . . . . . . . . . . .    100.000%

          Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time on or prior to June 15, 2000 at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date with the Net Proceeds of one or more Public Equity Offerings; provided, that at least $75.0 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

          7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.





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
          8. Registration Rights. Pursuant to a Registration Rights Agreement among the Company, the Guarantors, and CIBC Wood Gundy Securities Corp. and BancAmerica Securities, Inc., as Initial Purchasers of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

          10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          12. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materi-





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
ally and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Company, enter into sale and leaseback transactions and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

          15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of any Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of such Credit Facility





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
or five Business Days after receipt by the Company and the representative of the holders of Indebtedness under or in respect of the Credit Facility, of notice of the acceleration of the Notes. If an Event of Default specified in
Section 6.01(6) or (7) of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

          16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          17. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

          19. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, du-ties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

          21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

          22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          W.R. CARPENTER NORTH AMERICA, INC.
          1775 Park Street
          Selma, California 93662

          Attention:  Chief Financial Officer





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
                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


                                  [Check One]

[  ]      (a)      this Note is being transferred in compliance with
                   the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]      (b)      this Note is being transferred other than in
                   accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date:_____________________              Your Signature:________________________
                                        (Sign exactly as your name
                                        appears on the face of this Note)

Signature Guaranteed___________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_______________________               __________________________________
                                            NOTICE: To be executed by
                                                    an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

          / /   Section 4.10                         / /   Section 4.19

          If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased.

$__________________________
 (multiple of $1,000)

Date:______________________


                           Your Signature:_____________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)


_____________________________
Signature Guaranteed

                                   GUARANTEE


          Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 10, 1997 by and among W.R. CARPENTER NORTH AMERICA, INC., as issuer, the Guarantors, as guarantors, and U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustees, all in accordance with the terms set forth in Article 11 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

          [SIGNED ON THE FOLLOWING PAGE]





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
IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.


                                        UPRIGHT, INC.


                                        By:____________________________________





                                        HORIZON HIGH REACH, INC.


                                        By:____________________________________





                                        UPRIGHT FOREIGN SALES CORPORATION


                                        By:____________________________________



                                     G - 2